                                                                    EXHIBIT 99.4

                         CMC SECURITIES CORPORATION II
                                  LISTING OF
                        INDEPENDENT ACCOUNTANTS REPORTS
                      ON SERVICER'S SERVICING ACTIVITIES



               SERVICER                     DATE OF REPORT
----------------------------------------  -----------------

Boatmen's National Mortgage, Inc.            March 31, 1995
California Federal Bank (Cal Fed)             March 7, 1996
Capstead Mortgage Corporation              January 22, 1997
Charter Mortgage Investments               January 17, 1996
Citfed Mortgage Corporation of America         May 15, 1996
Colonial Savings                           December 2, 1996
CoreStates Mortgage Services Corporation     March 15, 1996
Dale Mortgage Bankers Corp.                  March 25, 1996
Fleet Mortgage Group Inc.                    March 25, 1996
First Nationwide Mortgage Corporation         March 8, 1996
GE Capital Mortgage Services, Inc.            March 8, 1996
GMAC Mortgage Corporation of PA           February 16, 1996
LaSalle Home Mortgage Corporation          January 19, 1996
Matrix Financial Services Corporation         March 1, 1996
Mercantile Bank of St. Louis, N.A.           March 22, 1996
MLF Bancorp, Inc.                             June 26, 1996
Navy Federal Credit Union                  February 1, 1997
Old Kent Mortgage Services, Inc.          February 16, 1996
Southern National Corporation              January 18, 1996
Standard Mortgage Corporation                  May 19, 1995
Stillwater National Bank & Trust Co.       January 26, 1996
 (Southwest Bancorp)
Universal American Mortgage Company        January 13, 1997
Western Financial Savings Bank             January 16, 1996
York Federal Savings & Loan (York             July 19, 1996
 Financial Corp.)
